Exhibit 10.1

INTRAWARE, INC.

SUBSCRIPTION AGREEMENTmade as of this 24th day of May, 2002 between Intraware, Inc., a corporation organized under the laws of the State of Delaware with offices at 25 Orinda Way, Orinda, California 94563  (the “Company”), and the undersigned (the “Subscriber”).

WHEREAS, the Company desires to issue in a private placement to “accredited investors” (the “Placement”) a minimum of 30 (the “Minimum Offering”) and a maximum of 60 (the “Maximum Offering”) units (“Units”) on the terms and conditions set forth herein and in the exhibits hereto, and the Subscriber desires to acquire the number of Units set forth on the signature page hereof; and

WHEREAS each Unit shall consist of: (i) that number of shares of the Company’s common stock (the “Common Stock”) which is equal to $100,000 divided by the Per Share Purchase Price (the “Shares”); and (ii) four-year warrants to purchase the number of shares of Common Stock (the “Warrant Shares”) equal to 20% of the Shares comprising a Unit at an exercise price per share equal to the Market Price (the “Warrants”). The “Per Share Purchase Price” shall be the lower of (i) $1.00 or (ii) 85% of the Market Price. The “Market Price” shall be the average of the closing prices of the Common Stock for the five consecutive trading days immediately preceding the initial closing of the Placement (the “Initial Closing”); and

WHEREAS, the Warrants shall be governed by the warrant agreement in the form attached hereto as Exhibit B (the “Warrant Agreement”); and

WHEREAS, the Shares and Warrant Shares are entitled to registration rights on the terms set forth in this Subscription Agreement and in the Registration Rights Agreement (the “Registration Rights Agreement”), attached hereto as Exhibit C and incorporated herein by reference and made a part hereof; and

WHEREAS, Commonwealth Associates, L.P. is acting as placement agent (the “Placement Agent”) for the Placement pursuant to a placement agency agreement dated as of May 10, 2002 between the Company and the Placement Agent (the “Agency Agreement”); and

WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the “Questionnaire”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.                                         SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1           Subscription for Units.  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $100,000 per Unit and the Company agrees to sell such Units to the Subscriber for said purchase price.  The purchase price is payable by certified or bank check made payable to “First Republic Trust

Company as escrow agent for Intraware, Inc.,” by wire transfer of funds, or by cancellation of outstanding indebtedness contemporaneously with the execution and delivery of this Subscription Agreement.  First Republic Trust Company (the “Escrow Agent”) shall act as such in accordance with the terms and conditions of an escrow agreement to be entered into among the Placement Agent, the Company and the Escrow Agent.

1.2           Reliance on Exemptions.  The Subscriber acknowledges that the Placement has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) or any state agency because of the Company’s representations that this is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and state securities laws.  The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

1.3           Investment Purpose.  The Subscriber represents that the Shares and the Warrants comprising the Units are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the 1933 Act.  The Subscriber agrees that it will not sell or otherwise transfer the Shares, the Warrants or the Warrant Shares (collectively, the “Securities”) unless they are registered under the 1933 Act or unless an exemption from such registration is available.

1.4           Accredited Investor.  The Subscriber represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Units.  The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

1.5           Risk of Investment.  The Subscriber recognizes that the purchase of Units involves a high degree of risk in that:  (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is limited; and (iii) the Company may require substantial additional funds to operate its business and there can be no assurance that the Maximum Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth in the Company’s SEC Documents (as defined in Section 2.5 hereof).

1.6           Information.  The Subscriber acknowledges that the Company has made available for its review: (a) the Company’s Annual Report on Form 10-K for the year ended February 28, 2001, (b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2001, August 31, 2001 and November 30, 2001, (c) the Company’s Proxy Statement  for the annual meeting of shareholders held on August 15, 2001, and (d) the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2001, and hereby represents that: (i) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; (ii) that the

Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Placement, and any additional information which it has requested, if any; and (iii) the Subscriber has been given the opportunity by the Placement Agent to review the Agency Agreement if it has requested.

1.7           No Representations.  The Subscriber hereby represents that, except as expressly set forth in (a) the Warrant Agreement, (b) this Subscription Agreement, (c) the Registration Rights Agreement, and (d) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the “Offering Documents”), no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents, the SEC Documents and the results of independent investigation by the Subscriber.

1.8           Tax Consequences.  The Subscriber acknowledges that the Placement may involve tax consequences and that the contents of the Offering Documents do not contain tax advice or information.  The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

1.9           Transfer or Resale. The Subscriber understands that Rule 144 (the “Rule”) promulgated under the 1933 Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non–public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the 1933 Act, with the exception of certain registration rights covering the resale of the Shares and Warrant Shares set forth in the Registration Rights Agreement.

1.10         Placement Agent.  The Subscriber agrees that neither the Placement Agent or any of its directors, officers, employees or agents shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence.

1.11         Legends. The Subscriber understands that the certificates or other instrument representing the Securities, until such time as they have been registered under the 1933 Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are being sold pursuant to a registration statement under the 1933 Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form, to the Company that a disposition of the Securities is being made pursuant to an exemption from such registration, or (c) such holder provides the Company with reasonable assurance that a disposition of the Securities may be made pursuant to the Rule without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

1.12         No General Solicitation. The Subscriber represents that the Subscriber was not induced to invest by any of the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

1.13         Validity; Enforcement.  If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Units; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

1.14         Address.  The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.15         Foreign Subscriber.  If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities comprising the Units or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Units; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Such Subscriber’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

II.                                     REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, except as set forth in the disclosure schedules attached hereto:

2.1           Securities Law Compliance.  The offer, offer for sale, and sale of the Units have not been registered under the 1933 Act. The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act.  The Company will use its best efforts to conduct the Placement in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act and applicable state “blue sky” laws, and the Company will file all appropriate notices of offering with the SEC.  The Company has prepared the Offering Documents.  The Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.  If at any time prior to the completion of the Placement or other termination of this Subscription Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Subscriber and will supply the Subscriber with amendments or supplements correcting such statement or omission.

2.2           Organization and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Subscription Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company, or on the transactions contemplated hereby, or by the other Offering Documents or the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Offering Documents.  The Company does not have any operating subsidiaries other than as set forth in the Offering Documents and all of the non-operating subsidiaries are wholly-owned by the Company.

2.3           Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2.3 to this Subscription Agreement.  All of such outstanding shares have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2.3, (i) no shares of the Company’s capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in the Offering

Documents that shall not have been waived prior to the Initial Closing; and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and, to the knowledge of the Company,  no security holder has any rescission rights with respect thereto.

2.4           Subsidiaries and Investments.  Other than as set forth in Schedule 2.4 to this Subscription Agreement, the Company has no subsidiaries, and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

2.5           SEC Documents; Financial Statements.  Since the date of the Company’s last Annual Report on Form 10-K, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to the Subscriber or its representatives copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that will not be material).  As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Shares and Warrant Shares. The Company has no reason to believe its independent auditors will withhold their consent to the inclusion of their audit opinion concerning the Company’s financial statements which are included in the Registration Statement.

2.6           Absence of Changes.  Since November 30, 2001, except with respect to matters of which the Company has notified the Placement Agent in writing or publicly disclosed and other than as set forth in Schedule 2.6 to this Subscription Agreement, the Company has not (i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Material Adverse Effect, (ii) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (iii) discharged or satisfied any liens or paid any obligation or liability other than current liabilities shown on the balance sheet dated as of November 30, 2001, and current liabilities incurred since the date of the balance sheet dated as of November 30, 2001, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any debt or claim, or waived or released any right, of material value, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (viii) entered into any transaction other than in the usual and ordinary course of business except for the Agency Agreement and the Offering Documents and the related agreements referred to herein and therein, (ix) encountered any labor difficulties or labor union organizing activities, (x) made or granted any wage or salary increase or entered into any employment agreement, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Material Adverse Effect, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

2.7           Title.  Except as set forth in or contemplated by Schedule 2.7 to this Subscription Agreement, the Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

2.8           Proprietary Rights.  To the Company’s knowledge after due investigation, the Company owns, or is duly licensed to use or possess, or possesses exclusive and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the “Proprietary Rights”).  Except as set forth on Schedule 2.8 to this Subscription Agreement, the Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company’s knowledge, no others have infringed the Company’s Proprietary Rights.

2.9           Litigation.  Except as set forth in or contemplated by Schedule 2.9 to this Subscription Agreement, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of the Company, threatened against the Company of any of the Company’s officers or directors in their capacities as such (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect.  The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that have a Material Adverse Effect.

2.10         Non-Defaults; Non-Contravention.Except as set forth in or contemplated by Schedule 2.10 to this Subscription Agreement, the Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement or any of the other Offering Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market, Inc.), where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act that constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

2.11         Taxes.  The Company has filed all tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party.  The Company has properly accrued all taxes required to be accrued by GAAP consistently applied.  The income tax returns of the Company have never been audited by any government or regulatory authorities.  The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

2.12         Compliance With Laws; Licenses, Etc.  The Company has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a Material Adverse Effect and that has not been cured.  The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every government or regulatory body for the operation of its business as currently conducted and the use of its properties.  The Licenses are in full force and effect and to the Company’s knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

2.13         Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Subscription Agreement and the other Offering Documents, to file and perform its obligations under the Offering Documents, and to issue the Securities in accordance with the terms of the Offering Documents.  The execution and delivery of the Offering Documents by the Company and the consummation by the Company of the transactions contemplated by the Offering Documents, including without limitation the issuance of the Securities, have been duly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors or its stockholders.

2.14         Authorization of Securities.  The issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all requisite corporate action of the Company.  When so issued, sold and delivered in accordance with the Offering Documents for the consideration set forth therein, the Shares and the Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing. The issuance, sale and delivery by the Company of the common shares issuable upon exercise of the Warrants (the “Reserved Shares”) have been duly authorized by all requisite corporate action of the Company and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants and when so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

2.15         Exemption from Registration.  Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreements and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the 1933 Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder.  The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

2.16         Registration Rights.  No person has any right to cause the Company to effect registration under the 1933 Act of any securities of the Company.

2.17         Brokers.  Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Subscription Agreement other than the Placement Agent and Ladenburg Thalmann.

2.18         Title to Securities.  When certificates representing the Shares and the Warrants have been duly delivered to the purchasers participating in the Placement and payment shall have been made therefor, the several purchasers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

2.19         Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agency Agreement, including without limitation, the Company’s issuance of the Securities and the Subscriber’s ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.20         Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

2.21         Exchange Listing. The Company’s Common Stock has been designated for quotation or listed on the Nasdaq National Market (“Nasdaq”) and trading in the Common Stock has not been suspended by the SEC or Nasdaq. Except as disclosed on Schedule 2.21 to this Subscription Agreement, the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Stock from Nasdaq, and the Company is not in violation of the listing requirements of Nasdaq as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future.

2.22         Consents.  Except as contemplated by this Subscription Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents.  Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing.

2.23         No General Solicitation.  None of the Company, any of its affiliates, and any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

2.24         No Integrated Offering.  None of the Company, any of its affiliates, and any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act or cause the Placement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its affiliates and any person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the Placement to be integrated with other offerings.

2.25         Foreign Corrupt Practices.  Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

III.                                 TERMS OF SUBSCRIPTION

3.1           Offering Period.  This Subscription Agreement will terminate at 11:59 PM Eastern time on June 7, 2002, unless extended by the Company and the Placement Agent for up to 15 days (the “Termination Date”).  Provided the Minimum Offering shall have been subscribed for, funds representing the sale thereof shall have cleared, and all conditions to closing set forth in Section 4 have been satisfied or waived, the Initial Closing shall take place at the offices of counsel to the Placement Agent, Loeb & Loeb, 345 Park Avenue, New York, New York 10154, within two business days thereafter (but in no event later than two business days following the closing of the Company’s previously announced asset sale to Computer Associates).  At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Shares and Warrants comprising such Units.  Subsequent closings (each of which shall be deemed a “Closing” hereunder) shall take place by mutual agreement of the Company and the Placement Agent.  The date of the last closing of the Placement is hereinafter referred to as the “Final Closing” and the date of any Closing hereunder is hereinafter referred to as a “Closing Date”.

3.2           Expenses; Fees. Simultaneously with payment for and delivery of the Units at the closing of the Placement and subject to the following sentence, the Company shall: (A) pay to the Placement Agent a placement agent fee equal to 6% of the gross proceeds of Units sold in the Placement (subject to reduction in certain events); and (B) issue to the Placement Agent or its designees five-year warrants in the form to be agreed to by the Company and the Placement Agent to purchase that number of Shares as equals 8% of the Shares and Warrant Shares sold in the Placement. The Company shall also reimburse the Placement Agent, upon presentation of receipts or invoices, for up to $50,000 of its accountable expenses.

3.3           Escrow.  Pending the sale of the Units, all funds paid hereunder shall be deposited by the Subscribers in escrow with the Escrow Agent.  If the closing conditions set forth in Section 4 shall not have been met on or before the Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber, with interest, shall be returned to the Subscriber promptly.

3.4           Certificates.  The Subscriber hereby authorizes and directs the Company, upon each Closing in the Placement, to deliver the Shares and Warrants to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the Subscriber’s address indicated in the Questionnaire, or (b) directly to the Subscriber’s account maintained with the Placement Agent, if any.

IV.                                 CONDITIONS TO CLOSING.

4.1           Asset Sale. The Company shall have consummated the previously announced asset sale to Computer Associates.

4.2           Officers’ Certificate. The Subscriber shall have received a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects as of the Closing.

4.3           Opinion of Counsel. The Subscriber shall have received the opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to the Company, in the form delivered to the Placement Agent pursuant to Section 3 of the Agency Agreement.

4.4           Material Adverse Event. There shall not have occurred, at any time prior to the closing of this subscription (i) any domestic or international event, act or occurrence that has materially disrupted, or in the Subscriber’s opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq - Amex Stock Exchange; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any material adverse change in the market for securities in general or in political, financial, or economic conditions.

V.                                    MISCELLANEOUS

5.1           Notice.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Intraware, Inc.
25 Orinda Way
Orinda, CA 94563
Telephone:  (925) 253-4500
Facsimile:  (925) 253-4541
Attention:  General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Telephone:  (650) 493-9300
Facsimile:  (650) 493-6811
Attention:  Adam R. Dolinko, Esq.

If to the Subscriber, to its address and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

5.2           Entire Agreement; Revocation; Amendment.  This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters.  This Subscription Agreement is subject to revocation or reconfirmation by the Subscriber upon receipt by the Subscriber of notification of the Per Share Purchase Price and any other material information regarding the Company released after the execution of this Subscription Agreement and prior to the Closing. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least a majority of the Securities then outstanding (or if prior to the Closing, the Subscribers purchasing at least a majority of the Units to be purchased at the Closing).  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding.

5.3           Severability.  If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

5.4           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

5.5           Headings.  The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

5.6           Successors And Assigns.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares and the Warrants.  The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority the Securities then outstanding, except by merger or consolidation.  The Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

5.7           No Third Party Beneficiaries.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8           Survival.  The representations and warranties of the Company and the Subscriber contained in Articles I and II and the agreements set forth this Article V shall survive the Final Closing for a period of two years.

5.9           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

5.10         No Strict Construction.  The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.11         Legal Representation.  The Subscriber acknowledges that: (a) it has read this Subscription Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company; (c) it understands that the Placement Agent has been represented by Loeb & Loeb LLP, counsel to the Placement Agent, and that such counsel has not represented and is not representing the Subscriber; (d) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forgo such representation by legal counsel after being advised to seek such legal representation; and (e) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

5.12         Expenses of Enforcement.  The Company shall pay all fees and expenses (including reasonable fees and expenses of counsel and other professionals) incurred by the Subscriber or any successor holder of Securities in enforcing any of its rights and remedies under this Subscription Agreement.

5.13         Confidentiality; Required Press Release.  The Subscriber agrees that it shall keep confidential and not divulge, furnish or make accessible to anyone, the confidential information concerning or relating to the business or financial affairs of the Company, if any,  contained in the Offering Documents to which it becomes privy until such information has been publicly disclosed by the Company or until such information is no longer material. The Company agrees that within two business days after the closing of this subscription, it shall either file a Current Report on Form 8-K or issue a press release, either or both of  which shall set forth all of the material terms of the Placement, including pricing. In the event this Subscription Agreement is filed as an exhibit to a Current Report on Form 8-K, the signature pages and all references to the names of the Subscribers shall be redacted.

5.14         Counterparts.  This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber [please print]	Name of Co-Subscriber [please print]

Address of Subscriber	Address of Co-Subscriber

Social Security or Taxpayer Identification Number of Subscriber	Social Security or Taxpayer Identification Number of Co-Subscriber

Subscriber’s Account Number at Commonwealth Associates

Dollar Amount of Units Subscribed For	Principal Amount of Notes Converted as Payment for Units Subscribed for

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:
The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3040 of the NASD Conduct Rules.	Subscription Accepted: INTRAWARE, INC.

By:
Name of NASD Member	Name: Title:

By
Dollar Amount of Subscription Accepted
Authorized Officer Accepted